Exhibit (e)(4)

SUPPLEMENT TO

DISTRIBUTION CONTRACT

PIMCO Funds

840 Newport Center Drive

Newport Beach, California 92660

August 16, 2011

PIMCO Investments LLC

1345 Avenue of the Americas

New York, NY 10105-4800

Re: PIMCO Funds: Private Account Portfolio Series – PIMCO Low Duration Portfolio and PIMCO Funds: Private Account Portfolio Series – PIMCO Moderate Duration Portfolio (each a “Portfolio,” and collectively, the “Portfolios”)

Dear Sirs:

This will confirm the agreement between the undersigned (the “Trust”) and you (the “Distributor”) as follows:

1.     The Trust is an open-end investment company organized as a Massachusetts business trust and consisting of such separate investment portfolios as have been or may be established by the Trustees of the Trust from time to time. A separate series of shares of beneficial interest in the Trust is offered to investors with respect to each investment portfolio. Each Portfolio is a separate investment portfolio of the Trust.

2.     The Trust and the Distributor have entered into a Distribution Contract (the “Contract”) dated November 9, 2010, pursuant to which the Distributor has agreed to be the distributor of shares of the Trust on the Effective Date as that term is defined in the Contract.

3.     As provided in paragraph 1 of the Contract, the Distributor hereby adopts the Contract with respect to the Portfolios and the Distributor hereby acknowledges that the Contract, as amended below, shall pertain to the Portfolios, the terms and conditions of such Contract being hereby incorporated herein by reference.

4.     The Trust and the Distributor hereby agree to amend the Contract as of the date hereof to add the Portfolios to Schedule A and to make other changes to Schedule A. Accordingly, the current Schedule A is replaced with the new Schedule A attached hereto.

5.     This Supplement and the Contract shall become effective with respect to the Portfolios on August 16, 2011 and shall continue in effect for a period not to exceed two years from the effective date of this Supplement and shall continue thereafter on an annual basis with respect to the Portfolios only so long as such continuance is specifically approved at least annually by (a) the Trust’s Board of Trustees or, with respect to each Portfolio, by the vote of a majority of the outstanding voting securities of the Portfolio (as defined in the Investment Company Act of 1940, as amended (the “1940 Act”)), and (b) by the vote, cast in person at a meeting called for the purpose, of a majority of the Trust’s Trustees who are not parties to this Contract or

“interested persons” (as defined in the 1940 Act) of any such party. This Contract shall terminate automatically in the event of its assignment (as defined in the 1940 Act). This Contract may, in any event, be terminated at any time without the payment of any penalty, by the Portfolios or the Distributor upon not more than 60 days’ and not less than 30 days’ written notice to the other party.

6.     The Declaration of Trust establishing the Trust, as amended and restated effective December 15, 2010 a copy of which, together with all amendments thereto (the “Declaration”), is on file in the Office of the Secretary of the Commonwealth of Massachusetts, provides that the name “PIMCO Funds” refers to the trustees under the Declaration collectively as trustees and not as individuals or personally, and that no shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.

If the foregoing correctly sets forth the agreement between the Trust and the Distributor, please so indicate by signing and returning to the Trust the enclosed copy hereof.

Very truly yours, PIMCO FUNDS

By:	/s/ Peter G. Strelow
Title:	Vice President

ACCEPTED:

PIMCO INVESTMENTS LLC

By:	/s/ Doug Ongaro
Title:	Senior Vice President

SCHEDULE A

August 16, 2011

This contract relates to the following Funds and Portfolios:

Funds:

PIMCO All Asset Fund

PIMCO All Asset All Authority Fund

PIMCO California Intermediate Municipal Bond Fund

PIMCO California Short Duration Municipal Income Fund

PIMCO CommoditiesPLUSTM Short Strategy Fund

PIMCO CommoditiesPLUSTM Strategy Fund

PIMCO CommodityRealReturn Strategy Fund®

PIMCO Convertible Fund

PIMCO Credit Absolute Return Fund

PIMCO Diversified Income Fund

PIMCO EM Fundamental IndexPLUS® TR Strategy Fund

PIMCO Emerging Local Bond Fund

PIMCO Emerging Markets Bond Fund

PIMCO Emerging Markets Corporate Bond Fund

PIMCO Emerging Markets Currency Fund

PIMCO Extended Duration Fund

PIMCO Floating Income Fund

PIMCO Foreign Bond Fund (Unhedged)

PIMCO Foreign Bond Fund (U.S. Dollar-Hedged)

PIMCO Fundamental Advantage Total Return Strategy Fund

PIMCO Fundamental IndexPLUS® TR Fund

PIMCO Global Advantage Strategy Bond Fund

PIMCO Global Bond Fund (Unhedged)

PIMCO Global Bond Fund (U.S. Dollar-Hedged)

PIMCO Global Multi-Asset Fund

PIMCO GNMA Fund

PIMCO Government Money Market Fund

PIMCO High Yield Fund

PIMCO High Yield Municipal Bond Fund

PIMCO High Yield Spectrum Fund

PIMCO Income Fund

PIMCO Inflation Response Multi-Asset Fund

PIMCO International Fundamental IndexPLUS® TR Strategy Fund

PIMCO International StocksPLUS® TR Strategy Fund (Unhedged)

PIMCO International StocksPLUS® TR Strategy Fund (U.S. Dollar-Hedged)

PIMCO Investment Grade Corporate Bond Fund

PIMCO Long Duration Total Return Fund

PIMCO Long-Term Credit Fund

PIMCO Long-Term U.S. Government Fund

PIMCO Low Duration Fund

PIMCO Low Duration Fund II

PIMCO Low Duration Fund III

PIMCO Moderate Duration Fund

PIMCO Money Market Fund

PIMCO Mortgage-Backed Securities Fund

PIMCO Municipal Bond Fund

PIMCO Real IncomeTM 2019 Fund

PIMCO Real IncomeTM 2029 Fund

PIMCO Real Return Fund

PIMCO Real Return Asset Fund

PIMCO RealEstateRealReturn Strategy Fund

PIMCO RealRetirement® 2010 Fund

PIMCO RealRetirement® 2015 Fund

PIMCO RealRetirement® 2020 Fund

PIMCO RealRetirement® 2025 Fund

PIMCO RealRetirement® 2030 Fund

PIMCO RealRetirement® 2035 Fund

PIMCO RealRetirement® 2040 Fund

PIMCO RealRetirement® 2050 Fund

PIMCO Senior Floating Rate Fund

PIMCO Short Duration Municipal Income Fund

PIMCO Short-Term Fund

PIMCO Small Cap StocksPLUS® TR Fund

PIMCO Small Company Fundamental IndexPLUS® TR Strategy Fund

PIMCO StocksPLUS® Fund

PIMCO StocksPLUS® Long Duration Fund

PIMCO StocksPLUS® TR Short Strategy Fund

PIMCO StocksPLUS® Total Return Fund

PIMCO Tax Managed Real Return Fund

PIMCO Total Return Fund

PIMCO Total Return Fund II

PIMCO Total Return Fund III

PIMCO Total Return Fund IV

PIMCO Treasury Money Market Fund

PIMCO Unconstrained Bond Fund

PIMCO Unconstrained Tax Managed Bond Fund

Portfolios:

PIMCO Asset-Backed Securities Portfolio

PIMCO Asset-Backed Securities Portfolio II

PIMCO Emerging Markets Portfolio

PIMCO FX Strategy Portfolio

PIMCO Developing Local Markets Portfolio

PIMCO High Yield Portfolio

PIMCO International Portfolio

PIMCO Investment Grade Corporate Portfolio

PIMCO Long Duration Corporate Bond Portfolio

PIMCO Low Duration Portfolio

PIMCO Moderate Duration Portfolio

PIMCO Mortgage Portfolio

PIMCO Mortgage Portfolio II

PIMCO Municipal Sector Portfolio

PIMCO Real Return Portfolio

PIMCO Senior Floating Rate Portfolio

PIMCO Short-Term Floating NAV Portfolio

PIMCO Short-Term Floating NAV Portfolio II

PIMCO Short-Term Portfolio

PIMCO U.S. Government Sector Portfolio

PIMCO U.S. Government Sector Portfolio II